Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of Siboney Corporation and subsidiaries on Form S-8 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Siboney Corporation and subsidiaries for the year ended December 31, 1996.


                                      /s/ Rubin, Brown, Gornstein & Co. LLP
                                      RUBIN, BROWN, GORNSTEIN & CO. LLP


St. Louis, Missouri
September 9, 1997